STATE OF DELAWARE
                               AGREEMENT OF MERGER


         Now on this eighteenth day of June, 1997, the CONCORD GROUP INTERNATIONAL, INC. and the Maxnet, Inc. both Delaware Corporations, pursuant to
Section 251 of the General Corporation Law of the State of Delaware, have entered into the following Agreement of Merger;

                                   WITNESSETH:

         WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and WHEREAS, said CONCORD GROUP INTERNATIONAL, INC. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on October 26, 1982; and WHEREAS, said Maxnet, Inc. filed its Certificate of Incorporation in the office of the Secretary of State of the State of Delaware on October 20, 1994.

         NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:


         FIRST: The CONCORD GROUP INTERNATIONAL, INC. hereby merges into itself and said Maxnet, Inc. shall be and hereby is merged into CONCORD GROUP INTERNATIONAL, INC. which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of CONCORD GROUP INTERNATIONAL, INC. as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger.

         THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows: Each holder of common shares of CONCORD GROUP INTERNATIONAL, INC. shall own one common share of the newly merged company for every one common share he currently holds. Each holder of common shares in Maxnet, Inc. shall surrender those shares to the company and shall be issued two common shares of CONCORD GROUP INTERNATIONAL, INC. for every one common share he surrenders of Maxnet, Inc. Each holder of preferred shares in Maxnet, Inc. shall surrender those shares to the company and shall be issued one preferred share of CONCORD GROUP INTERNATIONAL, INC. for every one preferred share he surrenders of Maxnet, Inc.

         FOURTH: This merger shall become effective upon filing with the Secretary of State of Delaware.

         FIFTH: The Certificate of Incorporation of CONCORD GROUP INTERNATIONAL, INC. shall be amended so that Article One shall read: "The name of the corporation shall be Maxnet, Inc."

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused these presents to be executed by an authorized officer of each party hereto.



CONCORD GROUP INTERNATIONAL, INC.


BY:
     ---------------------------------------------------------
       Mr. Henry Val, President



MAXNET, INC.


BY:
     ---------------------------------------------------------
       Steve Fishman, President

                  I, Henry Val, Secretary of CONCORD GROUP INTERNATIONAL, INC. a corporation organized and exiting under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of CONCORD GROUP INTERNATIONAL, INC., a corporation of the State of Delaware, was duly submitted to the stockholders of said of CONCORD GROUP INTERNATIONAL, INC. at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 180,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 120,000 shares voted by ballot in favor of said Agreement of Merger and the holders of no shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said of CONCORD GROUP INTERNATIONAL, INC. and the duly adopted agreement of said corporation.

         WITNESS my hand on behalf of said of CONCORD GROUP INTERNATIONAL, INC. on this eighteenth day of June, 1997.


________________________
Henry Val, Secretary

                  I, Ary Gasparian, Secretary of Maxnet, Inc. a corporation organized and exiting under the laws of the State of Delaware, hereby certify, as such Secretary of the said corporation, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation by an authorized officer of Maxnet, Inc., a corporation of the State of Delaware, was duly submitted to the stockholders of said of Maxnet, Inc. at a special meeting of said stockholders called and held separately from the meeting of stockholders of any other corporation, upon waiver of notice, signed by all the stockholders, for the purpose of considering and taking action upon said Agreement of Merger, that 5,000,000 shares of stock of said corporation were on said date issued and outstanding and that the holder of 5,000,000 shares voted by ballot in favor of said Agreement of Merger and the holders of no shares voted by ballot against same, the said affirmative vote representing at least a majority of the total number of shares of the outstanding capital stock of said corporation, and that thereby the Agreement of Merger was at said meeting duly adopted as the act of the stockholders of said of MAXNET INC. and the duly adopted agreement of said corporation.

         WITNESS my hand on behalf of said of MAXNET, INC. on this eighteenth day of June, 1997.


__________________________
Ary Gasparian, Secretary